Exhibit 8.1

manatt
manatt | phelps | phillips

April 23, 2010	Client-Matter: 28791-030

Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California  92618

Re:           Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as special tax counsel to Shopoff Properties Trust, Inc., a Maryland corporation (“Shopoff Properties Trust”), in connection with the registration under the Securities Act of 1933, as amended, by Shopoff Properties Trust of shares of its common stock (the “Common Stock”), pursuant to the Post-Effective Amendment No. 6 registration statement being filed on Form S-11 and the prospectus contained therein, with the Securities and Exchange Commission (the “SEC”) on the date hereof (Registration No. 333-139042) (the “Registration Statement”).  As part of our representation you have requested our updated opinion regarding certain U.S. federal income tax matters in connection with the registration. In that regard, we have assisted in the preparation of the Registration Statement and certain other documents.  We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  We previously issued to you a tax opinion letter dated January 25, 2007, which was superseded by our tax opinion letter to you dated January 20, 2009 concerning the same issues addressed in this letter.  This letter updates, supersedes and confirms the conclusions in our January 20, 2009, tax opinion letter.

In rendering our opinion, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of Shopoff Properties Trust (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Shopoff Properties Trust and the entities in which it holds a direct or indirect interest (collectively, the “Company”).  For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers’ Certificate, the Registration Statement or in any other document.  We have assumed and relied on your representations that the information presented in the Officers’ Certificate, the Registration Statement and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion.  We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.  Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

11355 West Olympic Boulevard, Los Angeles, California  90064-1614   Telephone:  310.312.4000  Fax:  310.312.4224
Albany  |  Los Angeles  |  Mexico City  |  New York  |  Orange County  |  Palo Alto  |  Sacramento  |  Washington, D.C.

manatt
manatt | phelps | phillips

Shopoff Properties Trust, Inc.
April 23, 2010

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Shopoff Properties Trust and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents and the Registration Statement, (ii) there have been and will be no changes in the applicable laws of the State of Maryland or of any other state under the laws of which any of the entities comprising the Company have been formed subsequent to the January 5, 2007, letter to Shopoff Properties Trust from DLA Piper US LLP, (iii) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms, and (iv) Shopoff Properties Trust will make a valid election to be classified as a real estate investment trust (“REIT”) commencing with its 2011 taxable year.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist on the date hereof.  It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the Federal income tax laws of the United States of America to the extent specifically referred to herein.

Based on the foregoing, we are of the opinion that:

manatt
manatt | phelps | phillips

Shopoff Properties Trust, Inc.
April 23, 2010

1.           The Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code.

2.           The Company’s proposed method of operation (as represented in the Registration Statement) will enable it to meet the requirements for qualification and taxation as a REIT under the Code commencing with its 2011 taxable year, and thereafter.

3.           Although the discussion set forth in the Registration Statement under the caption “Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Common Stock of Shopoff Properties Trust, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock of Shopoff Properties Trust, subject to the qualifications set forth therein.  The U.S. federal income tax consequences of the ownership and disposition of the Common Stock of Shopoff Properties Trust by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Federal Income Tax Considerations” in the Registration Statement applied to any particular holder.

We express no opinion on any issue relating to Shopoff Properties Trust or any investment therein, other than as expressly stated above.

This opinion is furnished to you in connection with the transaction described herein.  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Manatt, Phelps & Phillips, LLP under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.

Very truly yours,

Manatt, Phelps & Phillips, LLP